UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2006

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2006, the Compensation Committee of the Board of Directors of LeMaitre Vascular, Inc. (the “Company”) approved the following awards of the Company’s common stock under the Company’s 2006 Stock Option and Incentive Plan (the “Plan”) to the officers identified below. These awards are not subject to vesting.

Shares
David B. Roberts, Chief Financial Officer	11,806
Peter R. Gebauer, President, International Operations	13,255
Kevin D. Kelly, Vice President, North American Sales	1,363
Trent G. Kamke, Senior Vice President, Operations	3,120

Also on December 22, 2006, the Compensation Committee approved the following awards of restricted stock units under the Plan to the officers identified below. These awards will vest in equal installments over a three year period based on continued service to the Company.

Shares underlying RSUs
David B. Roberts, Chief Financial Officer	10,000
Peter R. Gebauer, President, International Operations	10,000
Kevin D. Kelly, Vice President, North American Sales	5,000
Trent G. Kamke, Senior Vice President, Operations	10,000

A form of restricted stock unit award agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit
99.1	Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: December 26, 2006	By:	/s/ Aaron M. Grossman
	Name:	Aaron M. Grossman
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Restricted Stock Unit Award Agreement